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                                                       [LOGO OF ARTHUR ANDERSEN]


EXHIBIT 23.1




To the Board of Directors of
NovaMed Eyecare, Inc.:


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement (File No. 333-79271).



/S/ ARTHUR ANDERSEN LLP

Chicago, Illinois
March 29, 2002